Exhibit 99.1
Stockholders Approve Renewable Energy Group, Inc.’s Definitive Agreement to be Acquired by Chevron Corporation

Ames, Iowa – May 17, 2022 – Renewable Energy Group, Inc. (“REG”) (Nasdaq: REGI), a leading bio-based diesel producer in North America, announced that its stockholders voted to adopt the previously announced definitive agreement (the “Merger Agreement”), in which REG will be acquired by Chevron Corporation (“Chevron”) (NYSE: CVX) (the “Merger”), one of the world’s leading energy companies. At the May 17 annual meeting, REG stockholders adopted the Merger Agreement with more than 80% of the shares outstanding and entitled to vote voting in favor of the Merger. REG expects to file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the final voting results.

“We are pleased with the outcome of today’s shareholder vote, which is a key step to closing the transaction. After the transaction is complete, we believe the organization will continue delivering the sustainable fuels that our customers and the world need,” said CJ Warner, REG CEO & President.

The Merger is expected to close mid-year 2022, subject to customary closing conditions, including the receipt of regulatory approvals.

About Renewable Energy Group, Inc.

REG is leading the energy and transportation industries’ transition to sustainability by converting renewable resources into high-quality, sustainable fuels. REG is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. REG utilizes a global integrated procurement, distribution, and logistics network to operate 11 biorefineries in the U.S. and Europe. In 2021, REG produced 480 million gallons of cleaner fuel delivering 4.1 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

About Chevron Corporation

Chevron is one of the world’s leading integrated energy companies. Chevron believes affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance its business and the industry. Chevron is focused on lowering the carbon intensity in its operations and seeking to grow lower carbon businesses along with is traditional business lines. More information about Chevron is available at www.chevron.com.

Cautionary Statements Regarding Forward-Looking Information

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (3) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (4) the effect of the announcement of the Merger on REG’s operating results and business generally; (5) the amount of costs, fees and expenses related to the Merger; (6) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (7) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (8) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (9) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Investor Contacts:
Roderick Green
Chevron
invest@chevron.com

Todd Robinson
REG
515-766-8906
Media Contacts:
Tyler Kruzich
Chevron
925-549-8686
tkruzich@chevron.com
Katie Stanley
REG
515-357-8095